UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2021

Tapestry, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 946-8400
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On November 15, 2021, Tapestry, Inc. (the “Company”) commenced a cash tender offer (the “Tender Offer”) for up to a combined aggregate principal amount of $500,000,000 of its 4.250% Senior Notes due 2025 and 4.125% Senior Notes due 2027, pursuant to and subject to the terms and conditions in an Offer to Purchase dated November 15, 2021 (the “Offer to Purchase”), including prioritized acceptance levels and a financing condition.  Subject to applicable law, the Company may amend, extend, terminate or withdraw the Tender Offer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities.  The Tender Offer is being made only pursuant to the Offer to Purchase.  The Tender Offer is not being made to holders of securities in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release, dated November 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 15, 2021

TAPESTRY, INC.

By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary